Exhibit 99.7

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY

MARSHALL EDWARDS, INC.

This Notice of Guaranteed Delivery (“Notice”) must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [            ], 2012 (the “Prospectus”) of Marshall Edwards, Inc., a Delaware corporation (the “Company”), by a holder of Subscription Rights wishing to exercise its Subscription Rights but who cannot deliver the certificate evidencing the Subscription Rights (the “Subscription Rights Certificate”) to Computershare, Inc., as subscription agent (the “Subscription Agent”), before 5:00 p.m., Eastern time, on [            ], 2012 (as the Company may extend such date, the “Expiration Date”). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., Eastern time, on the Expiration Date. Capitalized terms used but not otherwise defined in this Notice have the meanings given to them in the Prospectus.

Payment of the subscription price of $[            ] per Unit subscribed for pursuant to the exercise of Subscription Rights, including all Units subscribed for under the Basic Subscription Right and any additional Units requested pursuant to the Over-Subscription Privilege, must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., New York time, on the Expiration Date even if the Subscription Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the Guaranteed Delivery Procedures hereunder.

By Mail:	By Facsimile Transmission (for Eligible Institutions only):	By Express Mail or Overnight Courier (until 3:00 p.m. Central time on the expiration date of the Rights Offering):

Computershare Trust Company, N.A.	(617) 360-6810	Computershare Trust Company, N.A.
Attn Corporate Actions		250 Royall Street
P.O. Box 43011	Telephone Number for Confirmation:	Suite V
Providence, RI 02940-3011	(781) 575-2332	Canton, MA 02021

Telephone Numbers for Information Agent:
Georgeson Inc. Banks and Brokers: (212) 440-9800 Shareholders: (866) 628-6021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate representing [            ] Subscription Rights and that such Subscription Rights Certificate cannot be delivered to the Subscription Agent prior to the Expiration Date of the Rights Offering. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Subscription Rights Certificate (i) to subscribe for [            ] Units (each consisting of [            ] share[s] of the Company’s common stock and a warrant to purchase an additional [            ] shares of the Company’s common stock) under the Basic Subscription Right, and (ii) to request pursuant to the Over-subscription Privilege to purchase [            ] additional Units, subject to the conditions and limitations described further in the Prospectus.

The undersigned understands that payment of the full subscription price of $[            ] per Unit subscribed for under the Basic Subscription Right and pursuant to the Over-subscription Privilege must be received by the Subscription Agent before 5:00 p.m., Eastern time, on the Expiration Date, and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐ Is being delivered to the Subscription Agent herewith; or

☐ Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

☐ Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐ Certified check

☐ Bank draft (cashier’s check)

Name of maker:

Date of check or draft:

Check or draft number:

Bank on which check is drawn:

Name(s):	Signature(s):	Address(es):	Telephone No(s).:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the date of submission of the Notice of Guaranteed Delivery to the Subscription Agent.

Dated:            , 2012

(Address)	(Name of Firm)

(Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate to the Subscription Agent within three business days following the date of submission of the Notice of Guaranteed Delivery as described in the Prospectus. Failure to do so could result in a financial loss to such institution.

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